Exhibit 10.1.6

AMENDMENT NO. 5 AND LIMITED WAIVER

This AMENDMENT NO. 5 AND LIMITED WAIVER, dated as of March 13, 2015 (this “Amendment”), to the (i) First Lien Credit Agreement, dated as of April 20, 2012 (as amended to date and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among PG HOLDCO, LLC, a Delaware limited liability company (“Holdings”), PGA HOLDINGS, INC., a Delaware corporation (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), BARCLAYS BANK PLC, as Administrative Agent (in such capacity, the “Administrative Agent”), and the other Agents named therein and (ii) First Lien Guarantee and Collateral Agreement, dated as of April 20, 2012 (as amended to date and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), among Holdings, the Borrower, the Subsidiary Guarantors party thereto, and the Administrative Agent.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, Section 10.1 of the Credit Agreement permits amendments or other modifications to the Credit Agreement and the other Loan Documents with consent of the Administrative Agent, Holdings, the Borrower and the Required Lenders;

WHEREAS, in the event of, and in connection with, the IPO (as defined in the Credit Agreement as amended hereby) Holdings and the Borrower have requested the ability to (i) liquidate Holdings and immediately distribute the assets of Holdings to its equityholders, (ii) solely as a result of the liquidation of Holdings, secure a release of Holdings from its guarantee provided under and in accordance with the Loan Documents, and (iii) solely as a result of the release of Holdings from its guarantee, secure a release of the pledge by Holdings of the Capital Stock of the Borrower to the Administrative Agent for the benefit of the Lenders (the transactions described in foregoing clauses (i) through and including (iii), collectively, the “Transactions”);

WHEREAS, the Borrower has requested that the Required Lenders agree to modify the Credit Agreement and the Guarantee and Collateral Agreement, as applicable, to permit the Transactions;

WHEREAS, (i) Section 6.1 of the Credit Agreement requires that all financial statements delivered pursuant to the Credit Agreement shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein, and (ii) Section 6.2(a) of the Credit Agreement requires the Borrower to deliver a Compliance Certificate containing all information and calculations necessary for determining the Senior Secured Net Leverage Ratio and compliance by the Borrower and its Restricted Subsidiaries with the provisions of Section 7.1 with respect to financial statements delivered pursuant to Section 6.1;

WHEREAS, the Borrower has informed the Administrative Agent that the annual financial statements delivered to the Administrative Agent and the Lenders pursuant to Section 6.1(a) of the Credit Agreement may not have been prepared in accordance with GAAP applied consistently throughout such periods, and the corresponding Compliance Certificates delivered to the Administrative Agent and the Lenders pursuant to Section 6.2(a) of the Credit Agreement may not have contained all information and calculations necessary for determining the Senior Secured Net Leverage Ratio and compliance by the Borrower and its Restricted Subsidiaries with the provisions of Section 7.1, in each case in respect of the fiscal years ending December 31, 2012 and December 31, 2013 (such financial statements, together with any interim period or twelve-month period that includes any portion of the fiscal years ending December 31, 2012 and December 31, 2013, and such Compliance Certificates, collectively, the “Non-Conforming Financials”);

WHEREAS, the Borrower has requested that the Required Lenders agree to waive any and all potential defaults that may have occurred or be occurring solely as a result of the Non-Conforming Financials;

WHEREAS, subject to the conditions set forth herein, in order to effect the foregoing and to modify the Credit Agreement and the Guarantee and Collateral Agreement, as applicable, and as further described herein, the Required Lenders and the other parties hereto are willing to agree to such modifications relating to the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.  Amendment on Amendment No. 5 Effective Date.

Effective as of the Amendment No. 5 Effective Date, the Credit Agreement shall be and hereby is amended as follows:

(a)                                 Amending clause (b) the definition of “Available Amount” to insert the text “or an IPO” immediately following the text “Qualified Equity Issuance” appearing therein.

(b)                                 Amending and restating the definition of “IPO” in its entirety to read as follows:

“ “IPO”: the initial offering by Borrower of its common Capital Stock to the public by means of an offering registered with the SEC or any comparable foreign Governmental Authority.”.

(c)                                  Deleting the defined term “IPO Entity” in Section 1.1 in its entirety.

(d)                                 Inserting the following new defined term in the correct alphabetical order in Section 1.1:

“Holdings Dissolution” has the meaning set forth in Section 7.16(d).

(e)                                  Inserting the following text immediately prior to the period at the end of existing clause (d) in Section 7.16:

“; provided, that Holdings may be dissolved (the “Holdings Dissolution”) so long as (i) such dissolution occurs substantially simultaneously with the IPO, (ii) all assets of Holdings are, concurrently with the Holdings Dissolution, distributed directly or indirectly to the equityholders of Holdings, and (iii) at the time of and after giving effect to the Holdings Dissolution, no Default or Event of Default has occurred and is continuing pursuant to Section 8.1(a) or Section 8.1(f).  It is understood and agreed that upon the occurrence of the Holdings Dissolution in accordance with the terms hereof, Holdings shall be released, absolutely, unconditionally, irrevocably and forever, from its guarantee of the Obligations and from all security interests granted by Holdings to the Administrative Agent under the Security Documents, including without limitation, in the Capital Stock of Borrower, and any other security interests granted by Holdings to the Administrative Agent in connection with the Credit Agreement and the other Loan Documents, and all such security interests will be forever discharged”.

(f)                                   Deleting clause (f) appearing at the end of Section 7.16 in its entirety.

(g)                                  Amending and restating Section 8.1(j) in its entirety to read as follows:

“(j)(i) prior to an IPO, Holdings shall cease to own directly or indirectly 100% of the Capital Stock of the Borrower (except to the extent resulting from the transfer and immediate repurchase of Capital Stock of the Borrower permitted by clause (ii) of Section 7.16(c)); (ii) prior to an IPO, the Permitted Investors shall collectively cease to own directly or indirectly at least 50.1% of the Capital Stock of Holdings; (iii) prior to an IPO, for any reason whatsoever, a majority of the Board of Directors of the Borrower shall not be Continuing Directors; (iv) after an IPO, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Investors is or becomes the beneficial owner, directly or indirectly, of more than 50.1 % of the total voting power of all Capital Stock of the Borrower; or (v) a “change of control” or similar concept (under any Indebtedness, the outstanding principal amount of which exceeds $25,000,000) shall have occurred;”.

(h)                                 Amending Section 8.1(f) of the Credit Agreement by inserting the following at the end thereof:

“; provided that the Holdings Dissolution shall not constitute a default or Event of Default pursuant to this Section 8.1(f)”.

(i)                                     Amending Section 8.1(i) of the Credit Agreement by inserting the following at the end thereof:

“; provided that the Holdings Dissolution (including the release of all Liens on assets of Holdings (including the pledge of Capital Stock of the

Borrower) and the release of the guarantee by Holdings) shall not constitute a default or Event of Default pursuant to this Section 8.1(i)”.

Section 2.  Amendment on Effective Date of Holdings Dissolution.

Effective as of the date on which the Borrower delivers to the Administrative Agent a written certificate in form and substance reasonably satisfactory to the Administrative Agent that certifies that the Holdings Dissolution has occurred in accordance with the Credit Agreement as amended by this Amendment No. 5 (the “Holdings Dissolution Effective Date”), the Loan Documents shall be and hereby are further amended as follows:

(a)                                 Amending the definition of “Guarantors” in Section 1.1 of the Credit Agreement by deleting the phrase “Holdings and” appearing therein.

(b)                                 Amending the definition of “Loan Parties” in Section 1.1 of the Credit Agreement by deleting the phrase “Holdings,” appearing therein.

(c)                                  Amending the definition of “Consolidated EBITDA” in Section 1.1 of the Credit Agreement by amending and restating clause (i) thereof in its entirety to read as follows:

“(i) non-cash expenses incurred in connection with the issuance of stock options, warrants or other permitted Capital Stock issued by the Borrower to employees of the Borrower or the Restricted Subsidiaries and any costs or expenses incurred by the Borrower or the Restricted Subsidiaries pursuant to any management equity plan or stock option plan or any management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Capital Stock of the Borrower, and”.

It is understood and agreed that for any period prior to the Holdings Dissolution, any amounts that would have been reflected by reference to Holdings under this definition prior to the above amendment in foregoing clause 2(c) shall remain effective.

(d)                                 Amending the definition of “Consolidated Net Income” in Section 1.1 of the Credit Agreement by amending and restating clause (j) thereof to read as follows:

“(j) [Reserved], and”

It is understood and agreed that for any period prior to the Holdings Dissolution, any amounts that would have been reflected by reference to Holdings under this definition prior to the above amendment in foregoing clause 2(d) shall remain effective.

(e)                                  Deleting the defined term “Continuing Directors” in Section 1.1 of the Credit Agreement in its entirety.

(f)                                   Amending the definition of “Management Investors” in Section 1.1 of the Credit Agreement by deleting the word “Holdings” appearing therein and inserting in lieu thereof “the Borrower”.

(g)                                  Amending and restating the definition of “Qualified Equity Issuance” in Section 1.1 of the Credit Agreement in its entirety to read as follows:

“‘Qualified Equity Issuance’: any issuance by the Borrower of its Capital Stock (other than Disqualified Capital Stock) in a public or private offering.”

(h)                                 Amending the definition of “Reinvestment Deferred Amount” in Section 1.1 of the Credit Agreement by deleting the word “Holdings” appearing therein and inserting in lieu thereof “the Borrower”.

(i)                                     Amending and restating the first paragraph of Section 4 of the Credit Agreement in its entirety to read as follows:

“To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants (as to itself and each of its Subsidiaries) to the Agents and each Lender, which representations and warranties shall be deemed made on the Closing Date (immediately before and immediately after giving effect to the Transactions) and on the date of each borrowing of Loans or issuance of a Letter of Credit hereunder, that:”.

(j)                                    Amending Section 4.20(b) of the Credit Agreement by deleting the word “Holdings” appearing therein and inserting in lieu thereof the phrase “the Borrower”.

(k)                                 Amending and restating the first paragraph of Section 6 of the Credit Agreement in its entirety to read as follows:

“The Borrower (on behalf of itself and each of the Subsidiaries) hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding (that has not been Cash Collateralized or backstopped) or any Loan or other amount is owing to any Lender or any Agent hereunder (other than contingent or indemnification obligations not then asserted or due), the Borrower shall and (to the extent relevant) shall cause each of the Restricted Subsidiaries to:”.

(l)                                     Amending Section 6.7(c) of the Credit Agreement by deleting the phrase “action by the PBGC or Holdings or any Commonly Controlled Entity” and inserting in lieu thereof the phrase “action by the PGBC or the Borrower or any Commonly Controlled Entity”.

(m)                             Amending the first paragraph of Section 7 of the Credit Agreement by deleting the phrase “and, with respect to Section 7.16 only, Holdings shall not” appearing at the end thereof.

(n)                                 Amending Section 7.6(e) of the Credit Agreement by deleting the phrase “make Restricted Payments to Holdings to” appearing therein.

(o)                                 Amending Section 7.7(z) of the Credit Agreement by deleting the word “Holdings” appearing therein and inserting in lieu thereof the phrase “the Borrower”.

(p)                                 Amending Section 7.9(ii) of the Credit Agreement by deleting each instance of the word “Holdings” appearing therein and inserting in lieu thereof the phrase “the Borrower”.

(q)                                 Deleting Section 7.16 of the Credit Agreement in its entirety.

(r)                                    Amending and restating Section 8.1(j) of the Credit Agreement in its entirety to read as follows:

“(j)(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders is or becomes the beneficial owner, directly or indirectly, of more than 50.1 % of the total voting power of all Capital Stock of the Borrower; or (ii) a “change of control” or similar concept (under any Indebtedness, the outstanding principal amount of which exceeds $25,000,000) shall have occurred;”.

(s)                                   Amending Section 8.1(i) of the Credit Agreement by, in each of subclauses (i) and (ii) thereof, deleting the word “Holdings” appearing therein and inserting in lieu thereof the phrase “the Borrower”.

(t)                                    Amending Section 10.6(b)(ii)(B) of the Credit Agreement by deleting the word “Holdings” and inserting in lieu thereof the phrase “the Borrower”.

(u)                                 Amending Section 10.16 of the Credit Agreement by deleting the phrase “evaluating Holdings’ financial condition” and inserting in lieu thereof the phrase “evaluating the Borrower’s financial condition”.

(v)                                 Further amending the Credit Agreement throughout as follows: except as expressly set forth in the preceding clauses of this Section 2 of this Amendment No. 5, all other references to Holdings that appear in a series that includes one or more other Loan Parties (e.g., “Holdings, the Borrower and its Subsidiaries”, “Holdings and the Borrower” or “Holdings or the Borrower”) shall be deleted (together with any applicable conjunctions and/or punctuation) and such series shall be adjusted as appropriate in the context and syntax of the applicable clause.  For the avoidance of doubt, phrases such as “each of Holdings and the Borrower” shall thereafter become “the Borrower” and phrases such as “neither Holdings nor the Borrower shall” shall thereafter become “the Borrower shall not”.  Where applicable, references to “jointly and severally” or “as applicable” shall also be deleted as the context requires.

(w)                               Amending the definition of “Grantors” appearing in Section 1.1 of the Guarantee and Collateral Agreement by inserting at the end thereof the following: “provided, that upon the Holdings Dissolution, ‘Grantors’ shall not include Holdings.”

(x)                                 Amending the definition of “Guarantors” appearing in Section 1.1 of the Guarantee and Collateral Agreement by inserting at the end thereof the following: “provided, that upon the Holdings Dissolution, ‘Guarantors’ shall not include Holdings.”

(y)                                 Amending the definition of “Intercompany Note” appearing in Section 1.1 of the Guarantee and Collateral Agreement by deleting the word “Holdings” appearing therein and inserting in lieu thereof the phrase “the Borrower”.

(z)                                  Amending Section 8.14 of the Guarantee and Collateral Agreement by deleting the word “Holdings” appearing therein and inserting in lieu thereof the phrase “the Borrower”.

(aa)                          Amending Schedule 2 to the Guarantee and Collateral Agreement by indicating by footnote that the pledge by Holdings of the Capital Stock of the Borrower was released upon the Holdings Dissolution.

(bb)                          Amending Schedule 3 to the Guarantee and Collateral Agreement by indicating by footnote that Holdings ceased to be a grantor upon the Holdings Dissolution.

Section 3.  Consent.  By their execution hereof, the Lenders party hereto hereby consent that, upon the Holdings Dissolution Effective Date, Holdings shall be released, absolutely, unconditionally, irrevocably and forever, from its guarantee of the Obligations and from all security interests granted by Holdings to the Administrative Agent under the Loan Documents, including without limitation, in the Capital Stock of Borrower, and upon the Holdings Dissolution Effective Date all such security interests will be forever discharged.

Section 4.  Limited Waiver.  By their execution hereof, the Lenders party hereto waive any Default or Event of Default arising out of any failure of the Borrower to comply with Section 6.1 and Section 6.2(a) of the Credit Agreement solely with respect to the Non-Conforming Financials (the “Requested Waiver”).  This waiver is a limited waiver and shall: (i) only be relied upon and used for the specific purpose set forth herein, (ii) not constitute nor be deemed to constitute a waiver, except as otherwise expressly set forth herein, of (x) any Default or Event of Default (other than the Requested Waiver) that may have occurred or be in existence as of the date hereof or that may arise in the future or (y) any term or condition of the Credit Agreement or any of the other Loan Documents, (iii) not constitute nor be deemed to constitute a consent by the Lender to anything other than the specific purpose set forth herein and (iv) not constitute a custom or course of dealing among the parties hereto.

Section 5.  Representations and Warranties.  Each of Holdings and the Borrower represent and warrant to the Administrative Agent and the Lenders as of the date hereof and the Amendment No. 5 Effective Date that:

(a)                                 Before and after giving effect to this Amendment, the representations and warranties of the Borrower and each other Loan Party contained in Section 4 of the Credit Agreement or any other Loan Document shall be true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects).

(b)                                 At the time of and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

(c)                                  Each of Holdings and the Borrower (i) has the requisite power and authority to execute, deliver and perform the Amendment, (ii) has taken all necessary organizational action to authorize the execution, delivery and performance of the Amendment and (iii) has duly executed and delivered the Amendment.

(d)                                 This Amendment constitutes a legal, valid and binding obligation of each of Holdings and the Borrower, enforceable against each of them in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in an proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

Section 6.  Conditions to Effectiveness (a)  This Amendment (other than the amendments set forth in Section 2 hereof) shall become effective on the date on which each of the following conditions is satisfied (the “Amendment No. 5 Effective Date”):

(i)                                     The Administrative Agent’s receipt of executed counterparts of this Amendment from Holdings, the Borrower, the Administrative Agent and the Required

Lenders, each of which shall be originals or facsimiles or electronic copies (followed promptly by originals) unless otherwise specified.

(ii)                                  The Borrower shall have reimbursed the Administrative Agent for its reasonable and documented out-of-pocket expenses incurred in connection with this Amendment which have been invoiced at least one (1) Business Day prior to the Closing Date, including the reasonable and documented fees, charges and disbursements of Paul Hastings LLP, counsel for the Administrative Agent.

(iii)                               All fees required to be paid on the Amendment No. 5 Effective Date shall have been paid on or before the Amendment No. 5 Effective Date.

(b)  The amendments set forth in Section 2 of this Amendment No. 5 shall become effective on the Holdings Dissolution Effective Date, as set forth in Section 2 hereof.

Section 7.  Reaffirmations.

(a)                                 Each Guarantor, subject to the terms and limits contained in the Credit Agreement, reaffirms its guaranty of the Obligations under the Credit Agreement as amended by this Amendment.  Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to this Amendment. Each Loan Party hereby confirms that each Loan Document to which it is a party or is otherwise bound will continue to be in full force and effect as amended by this Amendment and all of its obligations thereunder shall not be impaired or limited by the execution or effectiveness of this Amendment.

(b)                                 The undersigned, as Grantors under the Guarantee and Collateral Agreement, and, as applicable, as parties to the other Security Documents hereby consent and agree to this Amendment and hereby confirm and agree that (i) each of the Guarantee and Collateral Agreement and the other Security Documents is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all material respects and (ii) each of the Guarantee and Collateral Agreement and the other Security Documents and the Collateral described therein does, and shall continue to, secure the payment and performance of all of the Obligations of such Grantors immediately prior to and immediately after giving effect to this Amendment.

Section 8.  Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 9.  Governing Law and Waiver of Right to Trial by Jury.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.  The jurisdiction and waiver of right to trial by jury provisions in Section 10.12 and 10.17 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

Section 10.  Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 11.  Effect of Amendment.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  This Amendment shall be deemed a “Loan Document” for all purposes under the Credit Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

PG HOLDCO, LLC

By:	/s/ Joe Greskoviak
Name: Joe Greskoviak
Title: President and Chief Operating Officer

PGA HOLDINGS, INC.

By:	/s/ Joe Greskoviak
Name: Joe Greskoviak
Title: President and Chief Operating Officer

BARCLAYS BANK PLC,
as Administrative Agent and Collateral Agent

By:	/s/ Luke Syme
Name: Luke Syme
Title: Assistant Vice President

IN WITNESS WHEREOF, the undersigned Lender has caused this Amendment to be executed and delivered by a duly authorized officer as of the Amendment No. 5 Effective Date.

BARCLAYS BANK PLC,
as a Lender

By:	/s/ Luke Syme
Name: Luke Syme
Title: Assistant Vice President

IN WITNESS WHEREOF, the undersigned Lender has caused this Amendment to be executed and delivered by a duly authorized officer as of the Amendment No. 5 Effective Date.

CITIZENS BANK, N.A.,
as a Lender

By:	/s/ Cheryl Carangelo
Name: Cheryl Carangelo
Title: Director

IN WITNESS WHEREOF, the undersigned Lender has caused this Amendment to be executed and delivered by a duly authorized officer as of the Amendment No. 5 Effective Date.

Fifth Third Bank
as a Lender

By:	/s/ Thomas A. Ross
Thomas A. Ross
Vice President